Pacific Plaza

Douglas Emmett

First Quarter 2013
Earnings Results &
Operating Information

Douglas Emmett, Inc.	EXECUTIVE SUMMARY

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal submarkets of Southern California and Hawaii. Our properties are concentrated in ten submarkets - Beverly Hills, Brentwood, Burbank, Century City, Honolulu, Olympic Corridor, Santa Monica, Sherman Oaks/Encino, Warner Center/Woodland Hills and Westwood. We focus on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods with significant supply constraints, high-end executive housing and key lifestyle amenities. We operate as a REIT and are listed on the New York Stock Exchange under the symbol DEI.

FIRST QUARTER 2013 EXECUTIVE SUMMARY

•
Fundamentals. During the quarter, we increased the leased rate in our total office portfolio by 30 basis points while our occupied percentage decreased by 30 basis points as a result of tenant move-outs deferred from the fourth quarter. Excluding the effects of those tenant move outs, during the first quarter our leased rate increased by 70 basis points and our occupied rate increased by 10 basis points. We have begun to raise office rents in Honolulu, and continue to show higher net effective office rents in all of our other submarkets except Warner Center. In our multifamily portfolio, which remains fully leased, our average asking rents are 5.8% higher than in the first quarter of 2012.

•
Funds From Operations: Funds From Operations (FFO) (adjusted for terminated swaps) for the quarter ended March 31, 2013 increased by 7.0% to $64.1 million from $59.9 million for the quarter ended March 31, 2012, while Adjusted Funds from Operations increased by 21.8%. GAAP net income attributable to common stockholders for the first quarter of 2013 increased by 124.3% to $12.1 million from $5.4 million for the first quarter of 2012.

•
Same Property Cash NOI: Our same property cash NOI in the first quarter of 2013 was 2.7% higher than in the first quarter of 2012, fueled by increases in both our office and multifamily revenues as well as good expense control.

•	Recent Developments:

◦
In May 2013, we are scheduled to use a portion of our cash on hand to purchase a 225,000 square foot Class A office building located at 8484 Wilshire Blvd in Beverly Hills for a contract price of $89 million, or approximately $395 per square foot.

◦
In February 2013, we purchased additional interests in our unconsolidated Funds for a total purchase price of $8 million. On a weighted average basis, we own almost 60% of these Funds, which own 8 buildings totaling 1.8 million square feet in our core markets.

◦	In March 2013, we used $90.0 million of our cash on hand to reduce the outstanding balance of our loan that matures in April 2015 to $150 million.

◦
On April 30, 2013, we closed a $325 million loan to refinance the outstanding debt for one of our unconsolidated Funds, reducing its outstanding debt by $40 million. The new loan matures on May 1, 2018, and we have effectively fixed the interest rate at 2.35% per annum until May 1, 2017.

◦	At March 31, 2013, we had $292.6 million in cash and cash equivalents on our balance sheet, and our net consolidated debt to enterprise value was 41%.

•	Dividends: On April 15, 2013, we paid a quarterly cash dividend of $0.18 per share, or $0.72 on an annualized basis per share, to our shareholders of record on March 29, 2013.

•	Guidance: As set forth on page 22, we have adjusted our 2013 FFO guidance to $1.43-$1.49 per diluted share.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	TABLE OF CONTENTS

______________________________________________

This First Quarter 2013 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy, such as the recent global financial crisis; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on previously reported forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by thecautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Earnings Package.

Douglas Emmett, Inc.	CORPORATE DATA
as of March 31, 2013

Office Portfolio	Consolidated	Total Portfolio
Number of office properties	50	58
Square feet (in thousands)	12,853	14,676
Leased rate	91.9%	91.4%
Occupied rate	90.0%	89.3%

Multifamily Portfolio
Number of multifamily properties		9
Number of multifamily units		2,868
Multifamily leased rate		99.6%

Market Capitalization (in thousands, except price per share)
Closing price per share of common stock (NYSE:DEI)	$24.93
Shares of common stock outstanding	142,569
Fully diluted shares outstanding	174,920
Equity capitalization (1)	$4,360,752
Net debt (2)	$3,058,505
Total enterprise value	$7,419,257
Net debt/total enterprise value	41%
__________________________________________

(1)	Common equity capitalization represents our fully diluted shares multiplied by the closing price of our stock.

(2)	Net debt represents our consolidated debt, net of our cash and cash equivalents. It excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	PROPERTY MAP
as of March 31, 2013

Los Angeles Submarkets

Warner Center/Woodland Hills
LA Pierce College
Tarzana
101
405
Valley Glen
Encino/Sherman Oaks
Valley Village
North Hollywood
Burbank
5
Verdugo Hills
210
NoHo Arts District
Burbank
134
Glendale
Universal Studios
Studio City
Hollywood Knolls
SANTA MONICA MOUNTAINS
Occidental College
Hollywood
West Hollywood
Bel Air Country Club
Getty Museum
UCLA
Beverly Hills
Westwood
Los Angeles
Miracle Mile
Dodger Stadium
Koreatown
Century City
Brentwood
Malibu
Pacific Palisades
Santa Monica
Olympic Corridor
10
DOWNTOWN
Santa Monica Municipal Airport
Culver City
USC
Crenshaw
110
Santa Monica Bay
N
PACIFIC OCEAN
Marina del Rey
Loyola Marymount University

- Warner Center / Woodland Hills
- Santa Monica
- Beverly Hills
- Westwood
- Burbank
- Century City
- Brentwood
- Encino/Sherman Oaks
- Olympic Corridor

Village Park
H2
Pearl City
Waimalu
Walpahu
Alea
Halawa
H1
Honolulu
Iroquois Point
Ewa Beach
Honolulu International Airport
MAMALA BAY
N

Honolulu Submarket

- Honolulu

Douglas Emmett, Inc.	BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
as of March 31, 2013

CORPORATE OFFICES

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

OUR BOARD OF DIRECTORS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	Chief Executive Officer – University of California, Los Angeles (UCLA) Hospital System, Associate Vice Chancellor – UCLA Health Sciences
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
Dr. Andrea L. Rich	Former President and Chief Executive Officer – Los Angeles County Museum of Art (LACMA), Former Executive Vice Chancellor and Chief Operating Officer – UCLA
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

OUR EXECUTIVE OFFICERS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
William Kamer	Chief Investment Officer
Theodore E. Guth	Chief Financial Officer

For more information, please visit our website at www.douglasemmett.com or contact:

Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

Douglas Emmett, Inc.	BALANCE SHEETS
(in thousands)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Investment in real estate:
Land	$851,679	$851,679
Buildings and improvements	5,245,857	5,244,738
Tenant improvements and lease intangibles	707,198	690,120
Investment in real estate, gross	6,804,734	6,786,537
Less: accumulated depreciation	(1,350,492)	(1,304,468)
Investment in real estate, net	5,454,242	5,482,069

Cash and cash equivalents	292,635	373,203
Tenant receivables, net	1,338	1,331
Deferred rent receivables, net	65,152	63,192
Acquired lease intangible assets, net	4,376	4,707
Investment in unconsolidated real estate funds	157,140	149,478
Other assets	32,801	29,827
Total assets	$6,007,684	$6,103,807

Liabilities
Secured notes payable	$3,351,140	$3,441,140
Interest payable, accounts payable and accrued expenses	57,768	45,171
Security deposits	34,570	34,284
Acquired lease intangible liabilities, net	62,650	67,035
Interest rate contracts	93,280	100,294
Dividends payable	25,662	25,424
Total liabilities	3,625,070	3,713,348

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,426	1,412
Additional paid-in capital	2,653,586	2,635,408
Accumulated other comprehensive income (loss)	(77,898)	(82,991)
Accumulated deficit	(587,753)	(574,173)
Total Douglas Emmett, Inc. stockholders' equity	1,989,361	1,979,656
Noncontrolling interests	393,253	410,803
Total equity	2,382,614	2,390,459
Total liabilities and equity	$6,007,684	$6,103,807

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OPERATING RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenues:
Office rental:
Rental revenues	$97,330	$98,038
Tenant recoveries	10,585	9,975
Parking and other income	18,508	17,257
Total office revenues	126,423	125,270

Multifamily rental:
Rental revenues	17,551	16,748
Parking and other income	1,484	1,370
Total multifamily revenues	19,035	18,118

Total revenues	145,458	143,388

Operating Expenses:
Office expenses	41,309	40,947
Multifamily expenses	5,009	4,930
General and administrative	7,096	6,700
Depreciation and amortization	46,024	45,797
Total operating expenses	99,438	98,374

Operating income	46,020	45,014

Other income	410	233
Income (loss), including depreciation, from unconsolidated real estate funds	1,189	(984)
Interest expense	(32,832)	(37,561)
Acquisition-related expenses	(175)	—
Net income	14,612	6,702
Less: Net income attributable to noncontrolling interests	(2,530)	(1,316)
Net income attributable to common stockholders	$12,082	$5,386

Net income per common share – basic	$0.08	$0.04
Net income per common share – diluted	$0.08	$0.04

Weighted average shares of common stock outstanding - basic	142,440	138,399
Weighted average shares of common stock outstanding - diluted	174,582	171,816

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Funds From Operations (FFO)
Net income attributable to common stockholders	$12,082	$5,386
Depreciation and amortization of real estate assets	46,024	45,797
Net income attributable to noncontrolling interests	2,530	1,316
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	3,508	3,074
FFO (before adjustments for terminated swaps)	64,144	55,573
Amortization of accumulated other comprehensive income as a result of terminated swaps (1)	—	4,347
FFO (after adjustments for terminated swaps)	$64,144	$59,920

Adjusted Funds From Operations (AFFO)
FFO (after adjustments for terminated swaps)	$64,144	$59,920
Straight-line rent adjustment	(1,960)	(2,058)
Amortization of acquired above and below market leases	(4,054)	(4,877)
Amortization of interest rate contracts and loan premium	—	(996)
Amortization of prepaid financing	1,170	1,155
Recurring capital expenditures, tenant improvements and leasing commissions	(11,245)	(13,827)
Non-cash compensation expense	2,541	2,181
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	(474)	(349)
AFFO	$50,122	$41,149

Weighted average share equivalents outstanding - diluted	174,582	171,816
FFO per share- diluted	$0.37	$0.35
AFFO per share- diluted	$0.29	$0.24
AFFO payout ratio	61.38%	62.04%
Dividends per share declared	$0.18	$0.15
__________________________________________________

(1)
We terminated certain interest rate swaps in December 2011 in connection with the refinancing of related loans. In calculating FFO, we make an adjustment to treat debt interest rate swaps as terminated for all purposes in the quarter of termination. In contrast, under GAAP, terminated swaps can continue to impact net income over their original lives as if they were still outstanding. In calculating FFO, we recognize the full expense in the period the swaps are terminated and offset the subsequent amortization expense contained in GAAP net income by an equivalent amount in this table. In the three months ended March 31, 2012, GAAP net income was reduced by amortization expense as a result of certain swaps terminated in December 2011, and we offset that expense by an equivalent amount in calculating our FFO.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA
(unaudited and in thousands, except statistics)

	As of March 31,
	2013	2012
Same Property Office Statistics(1)
Number of properties	49	49
Rentable square feet	12,773,632	12,772,215
Ending % leased	91.9%	90.5%
Ending % occupied	89.9%	88.7%
Quarterly average % occupied	89.9%	88.5%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased	99.6%	99.8%

	Three Months Ended March 31,		% Favorable
	2013	2012	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$125,323	$124,313	0.8%
Total multifamily revenues	19,035	18,118	5.1%
Total revenues	144,358	142,431	1.4%

Total office expense	(40,878)	(40,527)	(0.9)%
Total multifamily expense	(5,009)	(4,930)	(1.6)%
Total property expense	(45,887)	(45,457)	(0.9)%

Same Property NOI - GAAP basis	$98,471	$96,974	1.5%

Same Property Net Operating Income - Cash Basis
Total office revenues	$120,203	$118,290	1.6%
Total multifamily revenues	18,193	17,273	5.3%
Total revenues	138,396	135,563	2.1%

Total office expense	(40,924)	(40,572)	(0.9)%
Total multifamily expense	(5,009)	(4,930)	(1.6)%
Total property expense	(45,933)	(45,502)	(0.9)%

Same Property NOI - cash basis	$92,463	$90,061	2.7%

_____________________________________________

(1)	We are excluding a 79,000 square foot office property in Honolulu (in which we own a two thirds interest) from our same property statistics while it is undergoing a repositioning.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI
TO GAAP NET INCOME
(unaudited and in thousands)

	Three Months Ended March 31,
	2013	2012
Same property office revenues - cash basis	$120,203	$118,290
GAAP adjustments per definition of NOI - cash basis	5,120	6,023
Same property office revenues - GAAP basis	125,323	124,313

Same property multifamily revenues - cash basis	18,193	17,273
GAAP adjustments per definition of NOI - cash basis	842	845
Same property multifamily revenues - GAAP basis	19,035	18,118

Same property revenues - GAAP basis	144,358	142,431

Same property office expenses - cash basis	(40,924)	(40,572)
GAAP adjustments per definition of NOI - cash basis	46	45
Same property office expenses - GAAP basis	(40,878)	(40,527)

Same property multifamily expenses - cash basis	(5,009)	(4,930)
GAAP adjustments per definition of NOI - cash basis	—	—
Same property multifamily expenses - GAAP basis	(5,009)	(4,930)

Same property expenses - GAAP basis	(45,887)	(45,457)

Same property Net Operating Income (NOI) - GAAP basis	98,471	96,974
Non-comparable office revenues	1,100	957
Non-comparable office expenses	(431)	(420)
Total property NOI - GAAP basis	99,140	97,511
General and administrative expenses	(7,096)	(6,700)
Depreciation and amortization	(46,024)	(45,797)
Operating income	46,020	45,014
Other income	410	233
Income (loss), including depreciation, from unconsolidated real estate funds	1,189	(984)
Interest expense	(32,832)	(37,561)
Acquisition-related expenses	(175)	—
Net income	14,612	6,702
Less: Net income attributable to noncontrolling interests	(2,530)	(1,316)
Net income attributable to common stockholders	$12,082	$5,386

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OPERATING RESULTS OF
UNCONSOLIDATED REAL ESTATE FUNDS(1)
(unaudited and in thousands)

	Three Months Ended March 31,
Summary Income Statement of Unconsolidated Real Estate Funds	2013	2012
Office revenues	$15,382	$15,116
Office expenses	(5,972)	(5,799)
NOI	9,410	9,317
General and administrative	(67)	(64)
Depreciation and amortization	(6,493)	(6,812)
Operating income	2,850	2,441
Other income	—	3
Interest expense	(2,508)	(5,926)
Net income (loss)	$342	$(3,482)

FFO of Unconsolidated Real Estate Funds
Net income (loss)	$342	$(3,482)
Add back: depreciation and amortization	6,493	6,812
FFO	$6,835	$3,330

Douglas Emmett's Share of the Unconsolidated Real Estate Funds
Our share of the unconsolidated real estate funds' net income (loss)	$399	$(1,856)
Add back: our share of the funds' depreciation and amortization	3,692	3,246
Equity allocation and basis difference	790	872
Our share of the unconsolidated real estate funds' FFO	$4,881	$2,262

__________________________________________________

(1)
We manage, and have a significant investment in, two unconsolidated institutional real estate Funds which own 8 properties.  The Investment Period for these Funds ended on October 7, 2012, and no further properties will be purchased by them. Our ownership interest entitles us to a pro rata share of any distributions based on our ownership (a weighted average of 59% at March 31, 2013 based on square footage), additional distributions based on the total invested capital and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	DEBT BALANCES
(unaudited and in thousands)

Consolidated Debt

Maturity Date		at March 31, 2013 (1)
		Principal Balance		Effective Annual Rate (2)(3)
3/3/2014		$16,140	(4)	LIBOR + 1.85%
2/1/2015		111,920	(5)	DMBS + 0.707%	(Fannie Mae)
4/1/2015		150,000		LIBOR +1.50%
3/1/2016		82,000		LIBOR + 0.62%	(Fannie Mae)
6/1/2017		18,000		LIBOR + 0.62%	(Fannie Mae)
10/2/2017		400,000		4.45%
4/2/2018		510,000		4.12%
8/1/2018		530,000		3.74%
8/5/2018		355,000	(6)	4.14%
2/1/2019		155,000	(7)	4.00%
6/5/2019		285,000	(8)	3.85%
3/1/2020	(9)	350,000	(10)	4.46%
11/2/2020		388,080		3.65%
		$3,351,140
____________________________________________________

(1)
As of March 31, 2013, (i) the weighted average remaining life of our outstanding debt was 5.4 years; (ii) of the $2.97 billion of debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 5.8 years, the weighted average remaining period during which interest was fixed was 4.4 years and the weighted average annual interest rate was 4.05%; and (iii) including the non-cash amortization of interest rate contracts and prepaid financing, the effective weighted average interest rate was 4.17%. Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity.

(2)	Includes the effect of interest rate contracts and excludes amortization of prepaid financing, all shown on an actual/360-day basis.

(3)
The termination date of swaps fixing the rate on these loans is generally one to two years prior to the maturity of the loan. As of March 31, 2013, the swap termination dates were as follows: $400.0 million loan, July 2015; $510.0 million loan, April 2016; $530.0 million loan, August 2016; and $388.1 million loan, November 2017.

(4)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(5)	The loan has a $75.0 million tranche bearing interest at DMBS + 0.76% and a $36.9 million tranche bearing interest at DMBS + 0.60%

(6)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization table.

(7)	Interest-only until February 2015, with principal amortization thereafter based upon a 30-year amortization table.

(8)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization table.

(9)	We have 2 one-year extension options, which would extend the maturity to March 1, 2020 from March 1, 2018, subject to meeting certain conditions.

(10)	Interest at a fixed interest rate until March 1, 2018 and a floating rate thereafter, with interest-only payments until March 2014 and payments thereafter based upon a 30-year amortization table.

Unconsolidated Debt

	at March 31, 2013
Maturity Date	Outstanding Principal	Our Share of Principal		Effective Annual Rate
8/19/2013	$365,000	$249,471	(1)	LIBOR+1.65%
4/1/2016	53,983	13,080	(2)	5.67%
	$418,983	$262,551
_____________________________________________________

(1)
The $249.5 million represents our share of a $365.0 million loan to one of our unconsolidated Funds.  Secured by six properties in a collateralized pool. Requires monthly payments of interest only, with outstanding principal due upon maturity. The Fund refinanced this loan in April 2013, with the proceeds from a $325 million loan (maturing on May 1, 2018 with an effective annual rate of 2.35%) and cash.

(2)	The $13.1 million represents our share of a $54.0 million amortizing loan to one of our unconsolidated Funds. Secured by one property. Requires monthly payments of principal and interest.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY
as of March 31, 2013

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket
Beverly Hills	7	1,417,911	9.7%	7,709,880	18.4%	(1)
Brentwood	14	1,700,886	11.6	3,356,126	50.7
Burbank	1	420,949	2.9	6,662,410	6.3
Century City	3	916,059	6.2	10,064,599	9.1
Honolulu	4	1,716,704	11.7	5,088,599	33.7
Olympic Corridor	5	1,098,070	7.5	3,022,969	36.3
Santa Monica	8	970,962	6.6	8,700,348	11.2
Sherman Oaks/Encino	11	3,181,254	21.7	6,171,530	51.5
Warner Center/Woodland Hills	3	2,855,909	19.4	7,203,647	39.6
Westwood	2	396,808	2.7	4,443,398	8.9
Total	58	14,675,512	100.0%	62,423,506	23.5

_____________________________________________________

(1)	Including the pending acquisition of 8484 Wilshire, our market share in the Beverly Hills submarket will be 21.3%.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS
as of March 31, 2013

Revenue by Geographic Region

Burbank 3%
Westside LA 52%
Honolulu 10%
Warner Center/Woodland Hills 15%
Sherman Oaks/Encino 20%

Submarket	Percent Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot (2)	Monthly Rent Per Leased Square Foot
Beverly Hills	94.3%	$54,620,660	$42.35	$3.53
Brentwood	88.4	54,548,527	37.68	3.14
Burbank	100.0	15,145,670	35.98	3.00
Century City	97.1	33,450,612	37.87	3.16
Honolulu	91.2	47,284,946	32.07	2.67
Olympic Corridor	93.5	31,436,817	31.38	2.61
Santa Monica (3)	99.1	51,403,407	54.77	4.56
Sherman Oaks/Encino	92.6	91,370,375	32.09	2.67
Warner Center/Woodland Hills	83.6	66,249,300	29.10	2.42
Westwood	93.4	12,629,015	35.02	2.92
Total / Weighted Average	91.4	$458,139,329	35.40	2.95

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended March 31, 2013				$0.03

_______________________________________________________________

(1)	Includes 303,029 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced).

(3)	Includes $1,332,386 of annualized rent attributable to our corporate headquarters.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY
as of March 31, 2013

Submarket	Number of Properties	Number of Units	Units as a Percent of Total
Brentwood	5	950	33%
Honolulu	2	1,098	38
Santa Monica	2	820	29
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit
Brentwood	99.5%	$24,551,899	$2,165
Honolulu	99.9	19,964,400	1,517
Santa Monica(1)	99.4	23,334,792	2,386
Total / Weighted Average	99.6%	$67,851,091	1,979

Recurring Multifamily Capital Expenditures per Unit
For the three months ended March 31, 2013	$66
________________________________________________________________

(1)	Excludes 8,013 square feet of ancillary retail space generating annualized rent of $162,681.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE TENANT DIVERSIFICATION
(1% or Greater of Annualized Rent)
as of March 31, 2013

Diversification of Rent by Tenant
(percentage of annualized rent)

Leases < 20,000 sqft (2,282 leases, avg size: 3,700 sqft) 64.5%
Other leases > 20,000 sqft (95 leases, avg size: 36,200 sqft) 26.6%
Time Warner 4.9%
William Morris Endeavor 1.9%
Bank of America 1.1%
Macerich 1.0%

Individual tenants paying more than 1% of aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent
Time Warner (2)	4	4	2015-2020	625,750	4.3%	$22,402,484	4.9%
William Morris Endeavor (3)	1	1	2027	173,912	1.2	8,696,993	1.9
Bank of America (4)	10	8	2013-2018	111,815	0.7	4,970,715	1.1
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,717,172	1.0
Total	16	14		1,002,309	6.8%	$40,787,364	8.9%

_______________________________________________________________

(1)
Expiration dates are per leases and do not assume exercise of renewal, extension or termination options.  For tenants with multiple leases, the range shown reflects all leases other than storage, ATM and similar leases.

(2)
Includes a 10,000 square foot lease expiring in April 2015, a 150,000 square foot lease expiring in April 2016, a 421,000 square foot lease expiring in September 2019 and a 45,000 square foot lease expiring in December 2020.

(3)	Includes 172,000 square foot office and 2,000 square foot storage expiring June 2027. Does not include an additional 5,000 square feet under lease that commences in 2013 and expire in 2027.

(4)
Includes a 21,000 square foot lease expiring in September 2013, a 7,000 square foot lease expiring in March 2014, a 9,000 square foot lease expiring in September 2014, an 11,000 square foot lease expiring in October 2014, an 11,000 square foot lease expiring in November 2014, a 4,000 square foot lease expiring in February 2015, a 6,000 square foot lease expiring in May 2015, a 23,000 square foot lease expiring in December 2015, a 12,000 square foot lease expiring in March 2018 and an 8,000 square foot lease expiring in March 2018.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION
as of March 31, 2013

Industry	Number of Leases	Annualized Rent as a Percent of Total
Legal	473	18.6%
Financial Services	314	13.9
Entertainment	154	12.9
Real Estate	181	9.2
Accounting & Consulting	293	9.0
Health Services	311	8.0
Insurance	110	7.7
Retail	192	7.1
Technology	103	4.4
Advertising	64	2.7
Public Administration	68	2.4
Educational Services	23	1.7
Other	107	2.4
Total	2,393	100.0%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE DISTRIBUTION
as of March 31, 2013

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total
2,500 or less	1,234	51.6%	1,673,416		11.4%	$58,448,812	12.8%
2,501-10,000	855	35.7	4,085,670		27.8	141,572,207	30.9
10,001-20,000	202	8.4	2,814,927		19.2	99,535,621	21.7
20,001-40,000	76	3.2	2,071,411		14.1	72,660,820	15.9
40,001-100,000	21	0.9	1,290,641		8.8	49,136,331	10.7
Greater than 100,000	5	0.2	1,005,335		6.9	36,785,538	8.0
Subtotal	2,393	100.0%	12,941,400	(1)	88.2%	458,139,329	100.0%
Signed leases not commenced			303,029		2.1
Available			1,265,334		8.6
Building Management Use			100,670		0.7
BOMA Adjustment(2)			65,079		0.4
Total	2,393	100.0%	14,675,512		100.0%	$458,139,329	100.0%

_________________________________________________________________

(1)	Average tenant size is approximately 5,400 square feet. Median tenant size is approximately 2,400 square feet.

(2)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE EXPIRATIONS
as of March 31, 2013

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at March 31, 2013	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)
Short Term Leases	61	186,561	1.3%	$5,628,280	1.2%	$30.17	$30.18
2013	308	973,345	6.6	35,406,394	7.7	36.38	36.68
2014	464	1,953,678	13.3	70,616,909	15.4	36.15	37.28
2015	429	1,968,673	13.4	66,887,757	14.6	33.98	35.86
2016	367	1,928,663	13.2	65,621,054	14.3	34.02	36.42
2017	317	1,748,431	11.9	57,468,901	12.6	32.87	36.82
2018	209	1,209,394	8.2	47,467,830	10.4	39.25	43.06
2019	68	1,009,518	6.9	35,688,206	7.8	35.35	40.89
2020	66	643,434	4.4	23,078,277	5.0	35.87	42.05
2021	39	423,659	2.9	15,264,380	3.3	36.03	42.09
2022	24	231,635	1.6	7,350,642	1.6	31.73	41.21
Thereafter	41	664,409	4.5	27,660,699	6.1	41.63	52.22
Subtotal/Weighted Average	2,393	12,941,400	88.2	458,139,329	100.0	35.40	38.78
Signed leases not commenced		303,029	2.1
Available		1,265,334	8.6
Building Management Use		100,670	0.7
BOMA Adjustment(3)		65,079	0.4
Total/Weighted Average	2,393	14,675,512	100.0%	$458,139,329	100.0%	35.40	38.78

_________________________________________________________________

(1)	Represents annualized rent at March 31, 2013 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS
as of March 31, 2013

	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Expiring SF(1)	177,011	460,251	336,083	473,798
Percentage of Portfolio	1.2%	3.1%	2.3%	3.2%
Expiring Rent per SF(2)	$36.90	$38.32	$34.32	$40.44

Detailed Submarket Data(3)		Q2 2013	Q3 2013	Q4 2013	Q1 2014
Beverly Hills	Expiring SF(1)	17,616	25,800	30,356	42,668
	Expiring Rent per SF	$41.65	$36.20	$38.10	$45.47

Brentwood	Expiring SF(1)	23,310	38,875	40,272	104,435
	Expiring Rent per SF	$45.14	$44.95	$40.87	$43.45

Century City	Expiring SF(1)	1,001	30,959	4,877	7,951
	Expiring Rent per SF	$39.99	$35.32	$43.59	$40.43

Honolulu	Expiring SF(1)	16,512	66,334	55,821	29,815
	Expiring Rent per SF	$32.30	$33.81	$28.76	$36.27

Olympic Corridor	Expiring SF(1)	14,752	26,286	53,233	43,225
	Expiring Rent per SF	$40.15	$32.54	$32.10	$34.26

Santa Monica	Expiring SF(1)	2,023	44,949	5,606	47,940
	Expiring Rent per SF	$43.48	$62.56	$53.93	$68.04

Sherman Oaks/Encino	Expiring SF(1)	36,522	88,397	98,373	86,879
	Expiring Rent per SF	$35.31	$35.92	$34.44	$33.03

Warner Center/Woodland Hills	Expiring SF(1)	63,228	128,006	37,996	102,472
	Expiring Rent per SF	$33.78	$34.28	$29.72	$31.67

Westwood	Expiring SF(1)	2,047	10,645	9,549	8,413
	Expiring Rent per SF	$33.10	$36.59	$40.46	49.93
_________________________________________________________________

(1)
Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of March 31, 2013, excluding 186,561 square feet of short term leases. Commencing this quarter, we are excluding short term leases, such as month to month leases and other short term leases, from this table because they are not included in our changes in rental rate data, have rental rates that may not be reflective of market conditions and can distort the data trends, particularly in the first upcoming quarter. The variations in this number using the revised methodology from quarter to quarter primarily reflects the mix of buildings/submarkets involved, although it is also impacted by the varying terms and square footage of the individual leases involved.

(2)	Includes the impact of rent escalations over the entire term of the expiring lease, and thus is not directly comparable to asking rents.

(3)
Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and individual buildings involved, these numbers should be extrapolated with caution.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY
for the three months ended March 31, 2013

		Rentable Square feet	Percentage(2)
Net Absorption During Quarter(1)		43,876	0.30%

Leases Signed During Quarter	Number of leases	Rentable square feet	Weighted Average Lease Term (months)(3)
New leases	86	236,611	55
Renewal leases	93	517,448	70
All leases	179	754,059	65

Change in Rental Rate for Leases Executed during the Quarter(4)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent(5)
Leases executed during the quarter	$32.22	$33.43	N/A
Prior leases for same space	$33.23	$35.45	$38.52
Percentage change	(3.0)%	(5.7)%	(16.4)%
Percentage change (excluding AIG)	(1.4)%	(3.8)%	(13.7)%

Average Lease Transaction Costs (Per Square Foot)(6)
	Lease Transaction Costs	Lease Transaction Costs per Annum
New leases signed during quarter	$20.91	$4.59
Renewal leases signed during quarter	$17.98	$3.09
All leases signed during quarter	$18.90	$3.49

________________________________________________________________

(1)	Excludes any properties acquired during the quarter.

(2)
As previously announced, we had approximately 60 basis points of expected tenant departures in the fourth quarter of 2012 that were delayed until 2013. Adjusted to record these departures in the fourth quarter as expected, the net absorption in the first quarter of 2013 would have been 0.70%.

(3)	Excluding the AIG lease, the weighted average term was 53 months and the average lease transaction costs per square foot per annum was $3.74.

(4)
Represents the average initial stabilized cash rents and straight-line on new and renewal leases executed during the quarter compared to the prior lease on the same space, excluding short term leases and new leases on space which had not been leased for at least a year.

(5)
The percentage change represents the difference in the starting cash rent on leases executed during the quarter compared to the expiring cash rent on the prior leases for the same space, which reflects the impact of rent escalations over the entire term of the expiring lease. The impact on cash revenues in the quarter was offset by the increase in cash revenues due to the annual rent escalations on the continuing in place leases.

(6)	Represents weighted average tenant improvements and leasing commissions.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	2013 GUIDANCE

2013 OUTLOOK:

Metric	Guidance	Compared to Prior Guidance
Funds from operations (FFO)	$1.43 to $1.49 per share	Revised
Office occupancy rate as of 12/31/2013	1.0% to 1.5% greater than at 12/31/12(1)	Revised
Residential leased rate as of 12/31/2013	Essentially fully leased	Unchanged
Same store cash NOI growth rate	Up 1.0% to 2.0% from 2012(2)	Revised
G&A	$28 million to $29.5 million	Unchanged
Interest expense	$130 million to $131 million(3)	Revised
FAS 141 revenue (amortization of above/below market leases)	$15 million to $16 million	Revised
Straight-line revenue	$4 million to $6 million	Unchanged
Recurring capex (Office)	$0.25 per square foot	Unchanged
Recurring capex (Multifamily)	$400 to $450 per unit	Unchanged
Weighted average diluted shares	174.5 million to 175.5 million (4)	Revised

These projections are forward looking statements and reflect our views of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the impact of various events, some of which are referenced in this earnings package or during our quarterly conference calls. Except as disclosed, this guidance does not include the impact on operating results from possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
________________________________________

(1)	Adjusted for tenant departures deferred from the fourth quarter of 2012 into 2013, projected 2013 office occupancy growth would be about 1.6% to 2.1%.

(2)	Includes the impact of free rent associated with the strong occupancy growth in the fourth quarter of 2012 and the renewal of a large lease with AIG.

(3)	Includes the impact of the pay down of outstanding debt by $90 million on March 29, 2013.

(4)	The variation depends on the market price for our common stock and not on any stock issuances.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	DEFINITIONS

Adjusted Funds From Operations (AFFO):  We compute Adjusted Funds From Operations (AFFO) by adding to FFO (as adjusted-see definition below) any non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting any recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is a non-GAAP financial measure; we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow for the period, but may provide an additional perspective on our operating results and ability to fund cash needs and make distributions to stockholders.  As a widely reported measure of the performance of REITs, AFFO is also used by investors to compare our performance with other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs. Accordingly, AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 303,029 square feet with respect to signed leases not yet commenced at March 31, 2013).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent.

Diluted Shares:  Represents ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.  Basic and diluted shares are calculated in accordance with GAAP and include common stock plus dilutive equity instruments, as appropriate.

Funds From Operations (FFO):  We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), adjusted to treat debt interest rate swaps as terminated for all purposes in the quarter of termination (see footnote 1 to the Funds From Operations table for detail).  FFO is a non-GAAP financial measure which represents net income (loss), computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.  We provide FFO as a supplemental performance measure because, by excluding real estate depreciation, amortization and gains and losses from property dispositions, it can illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO can be used by investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to those other REITs’ FFO.  Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  FFO should not be used as a supplement to or substitute measure for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEFINITIONS

Net Operating Income (NOI):  Net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  We present two forms of NOI:

•
“NOI - GAAP basis” is calculated by excluding the following from our net income (or loss): general and administrative expense, depreciation and amortization expense, interest income, interest expense, income (or loss) from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income (or loss) from discontinued operations and extraordinary items.

•	“NOI - Cash basis” is calculated by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.

We provide NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that NOI can be useful to investors as a basis to compare our operating performance with that of other REITs.  However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations).  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute measure for cash flow from operating activities computed in accordance with GAAP.

Occupied:  Represents percent leased less signed leases not yet commenced.

Properties Owned:  All properties included are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds and a 79,000 square foot property owned by a joint venture in which we own a 66.7% interest.

Quarterly Average Percent Occupied: Represents the average of the percentage occupied on the last day of the period and the percent occupied on the last day of the prior period.

Rentable Square Feet:  Based on BOMA 1996 remeasurement.  At March 31, 2013, total consists of 13,244,429 leased square feet (including 303,029 square feet with respect to signed leases not commenced), 1,265,334 available square feet, 100,670 building management use square feet and 65,079 square feet of BOMA 1996 adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Shares of Common Stock Outstanding:  Represents undiluted shares, and so does not include OP units or other convertible equity instruments.

Short Term Leases: Represents leases that expired on or before the measurement date or had a term of less than one year, including, for example, hold over tenancies, month to month leases and other short term occupancies.